Exhibit 99.1

Contact:

Sarah Cavanaugh

Director, Corporate Communications

Point Therapeutics, Inc.

617-933-7508

Point Therapeutics Initiates Phase 2 Clinical Trial of Talabostat in Advanced Pancreatic Cancer

BOSTON—(BUSINESS WIRE)—June 23, 2005—Point Therapeutics, Inc. (NASDAQ:POTP) announced today that it has initiated a Phase 2 clinical trial of the Company’s lead therapeutic compound, talabostat, for the treatment of metastatic pancreatic cancer. The study is designed to evaluate the anti-tumor activity of talabostat in combination with gemcitabine in patients with metastatic pancreatic cancer.

The trial design is a single-arm, two-stage study in up to 60 patients with metastatic pancreatic cancer. The primary clinical endpoint will be six-month survival. Secondary study endpoints include overall survival, progression-free survival, quality of life, and performance status.

“We are very pleased to have initiated our fifth Phase 2 talabostat study,” said Don Kiepert, President and CEO of Point Therapeutics. “Our preclinical work with talabostat in combination with gemcitabine demonstrated encouraging results. Overall tumor rejection rates in mice increased to 45% when treated with the talabostat/gemcitabine combination as opposed to a 23% rejection with gemcitabine alone. We are hopeful that these results will translate into the clinical setting given the lack of options for patients facing pancreatic cancer.”

According to the American Cancer Society, pancreatic cancer is the fourth leading cause of cancer death in the United States. In 2005 alone, 32,180 new cases of pancreatic cancer will be diagnosed and 31,800 people will die of the disease.

About Point Therapeutics, Inc.:

Point is a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Its lead product candidate, talabostat (PT-100), is a small molecule drug in Phase 2 clinical trials. Talabostat is orally-active and, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to support the reconstitution of the hematopoietic system. In 2004, Point initiated four Phase 2 clinical trials of talabostat. The trials are studying talabostat in combination with docetaxel in metastatic non-small cell lung cancer (NSCLC), talabostat as a single agent in metastatic melanoma, talabostat in combination with cisplatin in metastatic melanoma, and talabostat in combination with rituximab in advanced chronic lymphocytic leukemia (CLL). In addition, Point’s portfolio includes two other DPP inhibitors in preclinical development—PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

125 SUMMER STREET, BOSTON, MA 02110 • PHONE: (617) 933-2130 • FAX: (617) 933-2131 • www.pther.com

Certain statements contained herein are not strictly historical and are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates.  Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “plans,” “schedule to,” “anticipates” or “intends” or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance the operations, (iii) obtain the necessary regulatory approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2005 and from time to time in Point’s other reports filed with the Securities and Exchange Commission.